UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 ___________________

FORM 8-K

__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 11, 2022

Forza X1, Inc.

(Exact name of Registrant as specified in its charter)

(Former name or former address, if changed since last report)

Delaware	001-41469	87-3159685
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3101 S. US-1
Ft. Pierce, Florida 34982

(Address of Principal Executive Offices)

(772) 429-2525

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FRZA	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Initial Public Offering

On August 16, 2022, Forza X1, Inc., a Delaware corporation (the “Company”), consummated its initial public offering (the “IPO”) of 3,450,000 shares of its common stock at a public offering price of $5.00 per share, generating gross proceeds of $17,250,000. The 3,450,000 shares of common stock issued in the IPO includes 450,000 shares issued pursuant to the exercise in full by the underwriters of the over-allotment option. The Company’s shares of common stock commenced trading on the Nasdaq Capital Market on August 11, 2022 under the symbol “FRZA.”

In connection with the IPO, on August 11, 2022, the Company entered into an underwriting agreement with ThinkEquity LLC, as representative of the underwriters, a form of which was previously filed as an exhibit to the Company’s registration statement on Form S-1 (File No. 333-261884), which was declared effective by the Securities and Exchange Commission (the “Commission”) on August 11, 2022 (the “Registration Statement”). A copy of the final executed underwriting agreement is included as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein in reference.

In connection with the closing of the IPO, the Company entered into separate indemnification agreements with each of its directors and executive officers. The indemnification agreements, in addition to the Company’s amended restated certificate of incorporation and amended and restated bylaws, which became effective upon the completion of the IPO, require the Company to indemnify its directors, executive officers and certain controlling persons to the fullest extent permitted by Delaware law. A copy of the final form of indemnification agreement is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein in reference.

Transition Services Agreement

In connection with the closing of the IPO, the Company entered into a transition services agreement (the “Transition Services Agreement”) with Twin Vee PowerCats Co. (“Twin Vee”), pursuant to which Twin Vee will provide the Company, at Twin Vee’s cost, with certain services, such as procurement, shipping, receiving, storage and use of Twin Vee’s facility until the Company’s new planned facility is completed. There is limited additional manufacturing capacity at Twin Vee’s current facility for the manufacture of the Company’s electric boats. As such, the Company’s ability to utilize Twin Vee’s manufacturing capacity pending completion of the Company’s own facility will be subject to its availability as determined by Twin Vee. The Transition Services Agreement operates on a month-to-month basis.

The foregoing description of the Transition Services Agreement does not purport to be complete and is qualified in its entirety by reference to a copy of the Transition Services Agreement, which is included as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein in reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated by reference in this Item 3.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors, Committee Composition

Effective August 11, 2022, following the time that the Registration Statement was declared effective by the Commission, the Company’s Board of Directors (the “Board”) was divided into three classes in accordance with the Amended and Restated Certificate of Incorporation and Jim Leffew and Kevin Schuyler were each appointed as Class I directors, Marcia Krull was appointed as a Class II director and Joseph Visconti and Neil Ross were each appointed as Class III directors. The terms of the Class I directors will expire at the annual meeting of stockholders held in 2023, The terms of the Class II directors will expire at the annual meeting of stockholders held in 2024, and the terms of the Class III directors will expire at the annual meeting of stockholders held in 2025. Each of Ms. Krull and Messrs. Ross and Schuyler were appointed to serve on the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.

Chief Financial Officer

Upon the completion of the IPO, Carrie Gunnerson resigned as the Company’s Chief Financial Officer and Nicole Camacho was appointed as the Company’s new Chief Financial Officer. Ms. Gunnerson will remain as the full-time Chief Financial Officer of Twin Vee and make herself available to the Company’s management, including Ms. Camacho in her role as Chief Financial Officer, as needed.

Ms. Camacho, age 37, served as the Deputy Finance Director for the City of Aspen, Colorado from January 2021 to August 2021, where she oversaw the financial functions of the City of Aspen, including accounts payable, accounts receivable, accounting, payroll, fixed assets, and procurement, supervised the timely and accurate recording of all financial transactions by the finance department for the City of Aspen and was responsible for over $500 million in city funds. From November 2019 to January 2021, Ms. Camacho worked part-time during tax season as a tax preparer at H&R Block. From January 2016 to July 2018, Ms. Camacho served as the Director of Accounting for the Virginia Department of Emergency Management in Richmond, Virginia, where she oversaw financial functions, including accounts payable, budgets, procurement processes and grants departments. Ms. Camacho received her both her Master of Science and Bachelor of Science in Accounting from Liberty University in Lynchburg, Virginia in May 2006 and July 2008, respectively. Ms. Camacho has also served in the Army National Guard since November 2011.

Ms. Camacho’s employment with the Company is “at will” and for no specific period of time. Either the Company or Ms. Camacho may terminate her employment at any time and for any reason, with or without cause or advance notice. As Chief Financial Officer, Ms. Camacho is eligible to receive awards pursuant to the Forza X1, Inc. 2022 Stock Incentive Plan (the “2022 Plan”).

There are no family relationships between Ms. Camacho and any of the Company’s directors or executive officers, nor does Ms. Camacho have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Other than as described above, there were no arrangements or understandings by which Ms. Camacho was appointed as the Company’s Chief Financial Officer.

2022 Stock Incentive Plan

In connection with the IPO, the Company adopted the 2022 Plan, which became effective immediately after the Registration Statement was declared effective by the Commission on August 11, 2022. A description of the material terms of the 2022 Plan has previously been reported by the Company in the Registration Statement. A copy of the 2022 Plan, including the form of Incentive Plan Option Agreement, form of Non-Qualified Stock Option Agreement, and form of Restricted Stock Unit Agreement, is included as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein in reference.

Visconti Employment Agreement

Upon the completion of the IPO, the Company entered into a five-year employment agreement with Mr. Visconti (the “Visconti Employment Agreement”). Under the Visconti Employment Agreement, Mr. Visconti will serve as the Company’s Executive Chairman and Chief of Product Development. He will receive an annual base salary of $75,000 and is eligible to receive an annual performance cash bonus with a target amount equal to 100% of his annual base salary, based upon achievement of performance goals established by the Compensation Committee of the Board. In addition, as discussed below, immediately after the Registration Statement was declared effective by the Commission, Mr. Visconti was granted a stock option to purchase 400,000 shares of common stock under the 2022 Plan, which vests monthly over a three-year period subject to continued employment through each vesting date.

The Visconti Employment Agreement provides that Mr. Visconti is eligible to participate in all benefit and fringe benefit plans generally made available to the Company’ s other executive officers.

The Visconti Employment Agreement provides that it will continue until terminated (i) by mutual agreement; (ii) due to death or disability of Mr. Visconti; (iii) by Mr. Visconti without good reason upon 90 days written notice to the Company; (iv) by the Company for cause (as defined in the Visconti Employment Agreement); (v) by the Company without cause; or (vi) by Mr. Visconti for good reason (as defined in the Visconti Employment Agreement).

Pursuant to the Visconti Employment Agreement, Mr. Visconti is subject to a one-year post-termination non-compete and non-solicit of employees and clients. He is also bound by confidentiality provisions.

In the event of a termination by the Company without cause or a termination by Mr. Visconti for good reason other than in connection with a change in control, Mr. Visconti will receive: an aggregate of twelve months of salary continuation at his then-current base annual salary, paid out in equal installments over a six month period; payment of any amount of annual bonus accrued for the year prior to the date of termination; payment of the bonus Mr. Visconti would have received based on the attainment of performance goals had he remained employed through the end of the year of termination, pro-rated based on the number of days in the termination year that Mr. Visconti was employed by the Company (paid when the Company’s other senior executives receive payment of their annual bonuses); reimbursement of COBRA premiums for up to twelve months; and full vesting for any outstanding, unvested equity awards granted under the 2022 Plan. Mr. Visconti’s outstanding vested stock options in Forza X1 will generally remain exercisable no longer than six months following such a termination.

In the event of a termination by the Company without cause or a resignation by Mr. Visconti for good reason within twelve months following a change in control, Mr. Visconti will receive an aggregate of 18 months of salary continuation at his then-current base annual salary, paid out in equal installments over a twelve month period; payment of any amount of annual bonus accrued for the year prior to the year of termination; payment of a pro-rated target annual bonus for the year of termination based on the number of days in the termination year that Mr. Visconti was employed by the Company; payment of one time his then-current target annual bonus; reimbursement of COBRA premiums for up to 18 months; and full vesting for any outstanding, unvested equity awards granted under the 2022 Plan. Mr. Visconti’s outstanding vested stock options will generally remain exercisable no longer than six months following such a termination.

The receipt of any termination benefits described above is subject to Mr. Visconti’s execution of a release of claims in favor of the Company, a form of which is attached as an exhibit to the Visconti Employment Agreement.

In the event of Mr. Visconti’s termination due to death or disability, Mr. Visconti will receive full vesting for any outstanding, unvested equity awards granted under the 2022 Plan. Mr. Visconti’s outstanding vested stock options will generally remain exercisable no longer than six months following such a termination.

The foregoing description of the Visconti Employment Agreement does not purport to be complete and is qualified in its entirety by reference to a copy of the Visconti Employment Agreement, which is included as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein in reference.

Grant of Stock Options

After the closing of the IPO, the Company granted under the 2022 Plan stock options to purchase 400,000 shares of the Company’s common stock to each of Joseph Visconti, the Company’s Executive Chairman and Chief of Product Development, and Jim Leffew, the Company’s President and Chief Executive Officer. The Company also issued under the 2022 Plan to each of the Company’s three non-employee directors, Marcia Kull, Neil Ross and Kevin Schuyler, stock options to purchase 5,500 shares of the Company’s common stock. The stock options awarded to Messrs. Visconti and Leffew vest pro rata on a monthly basis over 36 months, subject to the officer’s continuous service to the Company on each applicable vesting date. The stock options awarded to Ms. Kull and Messrs. Ross and Schuyler vest pro rata on a monthly basis over 12 months, subject to the director’s continuous service to the Company on each applicable vesting date. The options are exercisable for a period of ten years from the date of grant and have an exercise price of $5.00 per share.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 11, 2022, the Company’s Amended and Restated Certificate of Incorporation (the “Charter”), substantially in the form previously filed as Exhibit 3.5 to the Registration Statement, and the Company’s Amended and Restated Bylaws (the “Bylaws”), substantially in the form previously filed as Exhibit 3.6 to the Registration Statement, became effective. The Charter, among other things, provides that the Company’s authorized capital stock consists of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. A description of the material terms of the Company’s capital stock, after giving effect to the adoption of the Charter and Bylaws, has previously been reported by the Company in the Registration Statement. The Charter and Bylaws are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01. Other Events.

On August 11, 2022, the Company issued a press release announcing the pricing of the IPO, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On August 16, 2022, the Company issued a press release announcing the closing of the IPO, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated August 11, 2022, by and between Forza X1, Inc. and ThinkEquity LLC
3.1	Amended and Restated Certificate of Incorporation
3.2	Amended and Restated Bylaws
10.1	Form of Indemnification Agreement
10.2	Transition Services Agreement, dated August 16, 2022, by and between Forza X1, Inc. and Twin Vee PowerCats Co.
10.3	Forza X1, Inc. 2022 Stock Incentive Plan and form of Incentive Plan Option Agreement, Non-Qualified Stock Option Agreement, and Restricted Stock Unit Agreement (Incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-261884) filed with the Securities and Exchange Commission on August 2, 2022)
10.4	Employment Agreement, dated August 16, 2022, by and between Forza X1, Inc. and Joseph C. Visconti
99.1	Press Release Announcing Pricing of IPO, dated August 11, 2022
99.2	Press Release Announcing Closing of IPO, dated August 16, 2022
104	Cover Page Interactive Data File (embedded with the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2022

FORZA X1, INC.

	By:	/s/ Jim Leffew
	Name:	Jim Leffew
	Title:	President and Chief Executive Officer